UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2022

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street
Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement.

On March 16, 2022, Carpenter Technology Corporation (the “Company”) completed its offering and sale of $300.0 million aggregate principal amount of its 7.625% Senior Notes due 2030 (the “Notes”). The offering and sale of the Notes was made pursuant to the Company’s shelf registration statement (Registration No. 333-239766), filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2020. The terms of the Notes are described in the Company’s prospectus dated July 9, 2020, as supplemented by a final prospectus supplement dated March 11, 2022, as filed with the Commission on March 15, 2022.

The Notes were issued pursuant to the base indenture, dated January 12, 1994 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association as successor trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of May 22, 2003, a second supplemental indenture, dated as of June 30, 2011, a third supplemental indenture dated as of March 26, 2013, a fourth supplemental indenture dated as of July 24, 2020, and a fifth supplemental indenture dated as of March 16, 2022 (the “Fifth Supplemental Indenture”).

The Notes will accrue interest at the rate of 7.625% per annum, with interest payable in cash semi-annually in arrears on each March 15 and September 15, commencing September 15, 2022. The Notes will mature on March 15, 2030. The Notes will be senior unsecured indebtedness of the Company, ranking equally in right of payment with all its existing and future senior unsecured indebtedness and senior to its future subordinated indebtedness.

The Company may redeem the Notes, at any time and from time to time, prior to March 15, 2025, in whole or in part, at a make-whole redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the present value of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted at a rate equal to the Treasury Rate (defined in the Fifth Supplemental Indenture) plus 50 basis points, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

On or after March 15, 2025, the Company may redeem the Notes at any time and from time to time, in whole or in part, at the redemption prices set forth in the Fifth Supplemental Indenture, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event (defined in the Fifth Supplemental Indenture), the Company must offer to repurchase the Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Company intends to use the net proceeds from the issuance of the Notes to repay in full $300.0 million in principal of its 4.450% senior unsecured notes due 2023, including any interest and premium due thereon.

The foregoing is a summary of the material terms and conditions of the Indenture, the Fifth Supplemental Indenture and the Notes and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, the Fifth Supplemental Indenture and the form of Note. The Indenture was filed as Exhibit 4(C) to the Company’s Registration Statement on Form S-3 filed with the Commission on January 6, 1994, and such exhibit is incorporated herein by reference. The Fifth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Note is included in Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel, Troutman Pepper Hamilton Sanders LLP, as to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Descriptions
4.1*	Indenture, dated January 12, 1994, by and between Carpenter Technology Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association is incorporated by reference to Exhibit 4(A) to Carpenter Technology Corporation’s Quarterly Report on Form 10-Q filed on February 10, 1994.
4.2	Fifth Supplemental Indenture, dated March 16, 2022, by and between Carpenter Technology Corporation and U.S. Bank National Association.
4.3	Form of 7.625% Senior Notes due 2030.
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 hereto).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Incorporated herein by reference as above indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ Timothy Lain
Timothy Lain
Senior Vice President and Chief Financial Officer

Date: March 16, 2022